EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-70965 of LNR Property Corporation on Form S-8 of our report dated June 28, 2004, appearing in this Annual Report on Form 11-K of LNR Property Corporation Savings Plan for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Miami, Florida

June 28, 2004